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                                                                    EXHIBIT 5.1

                                        [LETTERHEAD]




                                              February 13, 1997





Jacor Communications, Inc.
1300 PNC Center
201 East Fifth Street
Cincinnati, OH 45202

    Re: Issuance of 4,461,539 Shares of Common Stock and 4,596,694 Common Stock Purchase Warrants of Jacor Communications, Inc. Pursuant to Registration Statement on Form S-4 (File No. 333-21135) Filed with the Securities and Exchange Commission
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Gentlemen:

    We have acted as counsel to Jacor Communications, Inc. ("Company"), a Delaware corporation, in connection with the issuance of up to 4,461,539 Shares of Common Stock, up to 4,596,694 Common Stock Purchase Warrants of the Company and the issuance of up to 500,000 Shares of Common Stock upon exercise of the Warrants in connection with the merger of Regent Communications, Inc. with and into the Company (the "Merger"), and the simultaneous acquisition by the Company of Southwest Radio Las Vegas, Inc. (the "Acquisition"), as set forth in the Form S-4 Registration Statement (File No. 333-21125), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission.

    As counsel for the Company we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Certificate of Incorporation, Bylaws, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

    On the basis of the foregoing, we express the following opinion:

    (i) The 4,461,539 Shares of Common Stock of the Company registered for issuance pursuant to the Registration Statement, or such lesser number of Shares as may be actually

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Jacor Communications, Inc.
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February 13, 1997




    issued by the Corporation in connection with the Merger and/or the Acquisition, are currently validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company;

    (ii) The 4,596,694 Common Stock Purchase Warrants registered for issuance pursuant to the Registration Statement, or such lesser number of Common Stock Purchase Warrants as may be actually issued by the Company in connection with the Merger and the Acquisition, are currently validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable Common Stock Purchase Warrants of the Company; and

    (iii) The 500,000 Shares of Common Stock of the Company issuable upon the exercise of the Common Stock Purchase Warrants are currently validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

    We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to our firm in the Information Statement/Prospectus under the caption "Legal Matters."

                                       Very truly yours,

                                       GRAYDON, HEAD & RITCHEY




                                       By: /s/ Richard G. Schmalzl
                                          ------------------------------------
                                           Richard G. Schmalzl, Partner